Exhibit 99.1 Press Release dated April 23, 2009

FOR IMMEDIATE RELEASE                                                                                                           FOR MORE INFORMATION:
  April 23, 2009                                                                                                      M. Todd Kanipe
                                                      (270) 393-0700

Citizens First Corporation Announces Management Changes

BOWLING GREEN, KY – Citizens First Corporation (NASDAQ: CZFC) today announced that Mary D. Cohron, a director and President and Chief Executive Officer of the Company, has resigned her positions with the Company effective as of April 22, 2009.  M. Todd Kanipe, currently Executive Vice President – Credit Administration, will serve as interim President and Chief Executive Officer.  Mr. Kanipe has served as Executive Vice President of the Company since 2004.  The Company has named a Search Committee, and expects to engage an executive search firm to locate a successor to Ms. Cohron.